Exhibit 99.1

SPANISH BROADCASTING SYSTEM, INC. REPORTS RESULTS

FOR THE SECOND QUARTER 2019

-  2Q Pro-forma Consolidated Net Revenue increased 11% (1) -

MIAMI, FLORIDA, August 9, 2019 – Spanish Broadcasting System, Inc. (the “Company” or “SBS”) (OTCQB: SBSAA) today reported financial results for the three- and six- months ended June 30, 2019.

Financial Highlights

(in thousands)	Three Months Ended June 30,		%	Six Months Ended June 30,		%
	2019	2018	Change	2019	2018	Change
Net revenue:
Radio	$32,992	$31,279	5%	$67,071	$60,530	11%
Television	3,939	3,501	13%	7,215	8,156	(12%)
Consolidated	$36,931	$34,780	6%	$74,286	$68,686	8%
Adjusted OIBDA, a non-GAAP measure*:
Radio	$14,614	$14,036	4%	$25,546	$25,780	(1)%
Television	351	1,086	(68%)	489	1,835	(73)%
Corporate	(2,791)	(3,234)	14%	(5,542)	(6,010)	8%
Consolidated	$12,174	$11,888	2%	$20,493	$21,605	(5%)
Adjusted OIBDA Margins, a non-GAAP measure*:
Radio	44%	45%		38%	43%
Television	9%	31%		7%	22%
Consolidated	33%	34%		28%	31%

* Please refer to the Non-GAAP Financial Measures section for a definition of Adjusted OIBDA and a reconciliation from Adjusted OIBDA to the most directly comparable GAAP financial measure. Certain prior period amounts, which consist mostly of severance pay and station relocation costs, have been reclassified from engineering, programming, selling, general and administrative, and corporate expenses to recapitalization costs to conform to the current period’s financial presentation. These changes had no effect on the Company’s results of operations or financial position.

Discussion and Results

“Our second quarter results once again validate the Company’s strategic and operational strengths and give further evidence as to our standing as the undisputed leader in Hispanic radio, as well as one of the premier radio owner/operators in the nation’s largest markets,” commented Raúl Alarcón, Chairman and CEO.

“During the quarter, Management’s focus on operations yielded superior metric results in all of the major facets of our Company’s operations: ratings (top rankings in all core markets, including the #1 AND #2 Spanish-language stations in the two largest radio markets of New York and Los Angeles, as well as 3 out of the 4 most-listened-to Hispanic stations in America), revenues and adjusted OIBDA growth, while maintaining industry-leading radio margins of 44%.”

“Our radio, television, interactive and live events businesses are growing and our 250+ affiliate radio network will have one of its best sales years since commencing operations.”

(1)	Excludes political and special events revenue for the current and prior-year periods of $0.7 million and $2.2 million, respectively.

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“Looking forward, we will continue to focus on growing our core revenue while adhering to strict cost controls to further solidify and expand our operating margins. We fully expect 2019 to be, in all respects, another banner year for SBS.”

Three Months Ended Results

For the three months ended June 30, 2019, consolidated net revenue totaled $36.9 million compared to $34.8 million for the same prior year period, resulting in an increase of 6%.  Our radio segment net revenue increased $1.7 million or 5% due to increases in local, barter, network and digital sales, which were offset by decreases in special events revenue and national sales.  Our television segment net revenue increased by $0.4 million or 13%, due to the increases in local, national and digital sales, which were partially offset by a decrease in subscriber fees.

Consolidated Adjusted OIBDA, a non-GAAP measure, totaled $12.2 million compared to $11.9 million for the same prior year period, representing an increase of $0.3 million or 2%. Our radio segment Adjusted OIBDA increased $0.6 million or 4%, primarily due to the increase in net revenue of $1.7 million partially offset by an increase in operating expenses of $1.1 million.  Radio station operating expenses increased mainly due to the absence of a prior year positive impact of legal settlements in addition to increases in barter, commissions and facility expenses, which were partially offset by decreases in professional fees, special events expenses and affiliate station compensation.  Our television segment Adjusted OIBDA decreased $0.7 million, due to an increase in operating expenses of $1.2 million partially offset by the net revenue increase of 13%. Television station operating expenses increased primarily due to increases in originally produced content production costs, barter, commissions and facilities expenses.  Our corporate expenses, excluding non-cash stock-based compensation, decreased $0.4 million or 14%, mostly due to a decrease in professional fees.

Operating income totaled $8.0 million compared to $9.1 million for the same prior year period, representing a decrease of $1.1 million or 12%.  This decrease in operating income was primarily due to having increases in operating expenses, recapitalization costs and executive severance expenses partially offset by an increase in net revenue and decreases in corporate expenses and impairment charges.

Six Months Ended Results

For the six months ended June 30, 2019, consolidated net revenue totaled $74.3 million compared to $68.7 million for the same prior year period, resulting in an increase of $5.6 million or 8%.  Our radio segment net revenue increased $6.5 million or 11% due to increases in special events revenue and barter, network, local, national and digital sales. Our television segment net revenue decreased by $0.9 million or 12%, due to decreases in special events revenue and subscriber fees, which were offset by increases in local, national, barter and digital sales.

Consolidated Adjusted OIBDA, a non-GAAP measure, totaled $20.5 million compared to $21.6 million for the same prior year period, resulting in a decrease of $1.1 million or 5%.  Our radio segment Adjusted OIBDA decreased 1%, primarily due to the increase in operating expense of $6.8 million which were partially offset by the increase in net revenue of $6.5 million.  Radio station operating expenses increased mainly due to the absence of a prior year positive impact of legal settlements in addition to increases in special events, barter, commissions, advertising, allowance for doubtful accounts and facilities expenses, which were partially offset by decreases in professional fees and promotions expenses.  Our television segment Adjusted OIBDA decreased $1.3 million, due to the decrease in net revenue of $0.9 million and an increase in operating expenses of $0.4 million.  Television station operating expenses increased primarily due to increases in originally produced content production costs, barter, commissions and facilities expenses which were partially offset by a decrease in special events expenses.  Our corporate expenses, excluding non-cash stock-based compensation, decreased $0.5 million or 8% primarily due to a decrease in professional fees offset by an increase in compensation and travel related expenses.

Operating income totaled $13.6 million compared to $16.7 million for the same prior year period, representing a decrease of $3.1 million or 19%.  This decrease in operating income was primarily due to having increases in operating expenses, recapitalization costs and executive severance expenses partially offset by an increase in net revenue and decreases in corporate expenses and impairment charges.

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Second Quarter 2019 Conference Call

We will host a conference call to discuss our second quarter 2019 financial results on Tuesday, August 13, 2019 at 11:00 a.m. Eastern Time.  To access the teleconference, please call 412-317-5441 ten minutes prior to the start time

If you cannot listen to the teleconference at its scheduled time, there will be a replay available through Tuesday, August 27, 2019 which can be accessed by dialing 877-344-7529 (U.S) or 412-317-0088 (Int’l), passcode: 10134228

There will also be a live webcast of the teleconference, located on the investor portion of our corporate Web site, at http://www.spanishbroadcasting.com/webcasts-presentations. A seven day archived replay of the webcast will also be available at that link.

About Spanish Broadcasting System, Inc.

Spanish Broadcasting System, Inc. (SBS) owns and operates radio stations located in the top U.S. Hispanic markets of New York, Los Angeles, Miami, Chicago, San Francisco and Puerto Rico, airing the Tropical, Regional Mexican, Spanish Adult Contemporary, Top 40 and Urbano format genres. SBS also operates AIRE Radio Networks, a national radio platform of over 250 affiliated stations reaching 94% of the U.S. Hispanic audience.  SBS also owns MegaTV, a network television operation with over-the-air, cable and satellite distribution and affiliates throughout the U.S. and Puerto Rico, produces a nationwide roster of live concerts and events, and owns a stable of digital properties, including La Musica, a mobile app providing Latino-focused audio and video streaming content and HitzMaker, a new-talent destination for aspiring artists. For more information, visit us online at www.spanishbroadcasting.com.

Forward Looking Statements

This press release contains certain forward-looking statements.  These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release.  Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that actual results will not differ materially from these expectations.  “Forward-looking” statements, as such term is defined by the Securities Exchange Commission in its rules, regulations and releases, represent our expectations or beliefs, including, but not limited to, statements concerning our operations, economic performance, financial condition, our recapitalization plan, growth and acquisition strategies, investments and future operational plans.  Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “forecast,” “seek,” “plan,” “predict,” “project,” “could,” “estimate,” “might,” “continue,” “seeking” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements.  These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including, but not limited to, those identified in our reports filed with the Securities and Exchange Commission including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019.  All forward-looking statements made herein are qualified by these cautionary statements and risk factors and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

(Financial Table Follows)

Contacts:
Analysts and Investors	Analysts, Investors or Media
José I. Molina	Brad Edwards
Chief Financial Officer	The Plunkett Group
(305) 441-6901	(212) 739-6740

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Below are the Unaudited Condensed Consolidated Statements of Operations for the Three- and Six- Months Ended June 30, 2019 and 2018.

	Three Months Ended June 30,		Six Months Ended June 30,
Amounts in thousands, except per share amounts	2019	2018	2019	2018
	(Unaudited)		(Unaudited)
Net revenue	$36,931	$34,780	$74,286	$68,686
Station operating expenses*	21,966	19,658	48,251	41,071
Corporate expenses*	2,798	3,245	5,549	6,043
Depreciation and amortization	899	971	1,772	1,996
Recapitalization costs*	1,444	1,360	3,374	2,442
Executive severance expenses	1,844	—	1,844	—
Impairment charges	—	483	—	483
Other operating income	(3)	(50)	(56)	(51)
Operating income	7,983	9,113	13,552	16,702
Interest expense, net	(7,805)	(8,127)	(15,612)	(16,265)
Dividends on Series B preferred stock classified as interest expense	(2,433)	(2,434)	(4,867)	(4,867)
Loss before income tax (benefit) expense	(2,255)	(1,448)	(6,927)	(4,430)
Income tax (benefit) expense	(486)	550	(1,226)	937
Net loss	$(1,769)	$(1,998)	$(5,701)	$(5,367)
Net loss per common share:

Basic and diluted net loss per common share:
Class A common stock	$(0.24)	$(0.27)	$(0.78)	$(0.73)
Class B common stock	$(0.24)	$(0.27)	$(0.78)	$(0.73)
Basic weighted average common shares outstanding:
Class A common stock	4,242	4,217	4,224	4,209
Class B common stock	2,340	2,340	2,340	2,340
Diluted weighted average common shares outstanding:
Class A common stock	4,242	4,217	4,224	4,209
Class B common stock	2,340	2,340	2,340	2,340

* Certain amounts in the prior periods, which consist mostly of severance pay and station relocation costs, have been reclassified from engineering, programming, selling, general and administrative, and corporate expenses to recapitalization costs to conform to the current period’s financial presentation. These changes had no effect on the Company’s results of operations or financial position.

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Non-GAAP Financial Measures

Adjusted Operating Income (Loss) before Depreciation and Amortization, Recapitalization Costs, Executive Severance Expenses, Impairment Charges and Other Operating Income excluding non-cash stock-based compensation (“Adjusted OIBDA”) is not a measure of performance or liquidity determined in accordance with Generally Accepted Accounting Principles (“GAAP”) in the United States.  However, we believe that this measure is useful in evaluating our performance because it reflects a measure of performance for our stations before considering costs and expenses related to our capital structure and dispositions.  This measure is widely used in the broadcast industry to evaluate a company’s operating performance and is used by us for internal budgeting purposes and to evaluate the performance of our stations, segments, management and consolidated operations.  However, this measure should not be considered in isolation or as a substitute for Operating Income, Net Income, Cash Flows from Operating Activities or any other measure used in determining our operating performance or liquidity that is calculated in accordance with GAAP.  Adjusted OIBDA does not present station operating income as defined by our Indenture governing the Notes.  In addition, because Adjusted OIBDA is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures used by other companies.

Included below are tables that reconcile Adjusted OIBDA to operating income (loss) for each segment and consolidated operating income (loss), which is the most directly comparable GAAP financial measure.

	For the Three Months Ended June 30, 2019
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
Adjusted OIBDA	$12,174	14,614	351	(2,791)
Less expenses excluded from Adjusted OIBDA but included in operating income (loss):
Stock-based compensation	7	—	—	7
Depreciation and amortization	899	398	450	51
Recapitalization costs	1,444	—	—	1,444
Executive severance expenses	1,844	—	—	1,844
Other operating income	(3)	(3)	—	—
Operating Income (Loss)	$7,983	14,219	(99)	(6,137)

	For the Three Months Ended June 30, 2018
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
Adjusted OIBDA	$11,888	14,036	1,086	(3,234)
Less expenses excluded from Adjusted OIBDA but included in operating income (loss):
Stock-based compensation	11	—	—	11
Depreciation and amortization	971	409	504	58
Recapitalization costs*	1,360	—	—	1,360
Impairment charges	483	—	483	—
Other operating income	(50)	(12)	(38)	—
Operating Income (Loss)	$9,113	13,639	137	(4,663)

	For the Six Months Ended June 30, 2019
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
Adjusted OIBDA	$20,493	25,546	489	(5,542)
Less expenses excluded from Adjusted OIBDA but included in operating income (loss):
Stock-based compensation	7	—	—	7
Depreciation and amortization	1,772	774	894	104
Recapitalization costs	3,374	—	—	3,374
Executive severance expenses	1,844	—	—	1,844
Other operating income	(56)	(56)	—	—
Operating Income (Loss)	$13,552	24,828	(405)	(10,871)

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	For the Six Months Ended June 30, 2018
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
Adjusted OIBDA	$21,605	25,780	1,835	(6,010)
Less expenses excluded from Adjusted OIBDA but included in operating income (loss):
Stock-based compensation	33	—	—	33
Depreciation and amortization	1,996	836	1,041	119
Recapitalization costs*	2,442	—	—	2,442
Impairment charges	483	—	483	—
Other operating income	(51)	(12)	(38)	(1)
Operating Income (Loss)	$16,702	24,956	349	(8,603)

* Certain amounts in the prior periods, which consist mostly of severance pay and station relocation costs, have been reclassified from engineering, programming, selling, general and administrative, and corporate expenses to recapitalization costs to conform to the current period’s financial presentation. These changes had no effect on the Company’s results of operations or financial position.

Non-GAAP Reporting Requirement under our Senior Secured Notes Indenture

Under the Indenture, we are to provide our Noteholders a statement of our “Station Operating Income for the Television Segment,” as defined by the Indenture, for the twelve-month period ended June 30, 2019 and 2018, and a reconciliation of “Station Operating Income for the Television Segment” to the most directly comparable financial measure calculated in accordance with GAAP.  In addition, we are to provide our “Secured Leverage Ratio,” as defined by the Indenture, as of June 30, 2019.

Included below is the table that reconciles “Station Operating Income for the Television Segment” to the most directly comparable GAAP financial measure. Also included is our “Secured Leverage Ratio” as of June 30, 2019.

	Twelve Months Ended	Quarters Ended
	June 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(Unaudited and in thousands)	2019	2019	2019	2018	2018
Station Operating Income for the Television Segment, as defined by the Indenture	$3,865	533	214	1,647	1,471
Less expenses excluded from Station Operating Income for the Television Segment, as defined by the Indenture, but included in operating income (loss):
Depreciation and amortization	1,692	450	376	434	432
Gain on the disposal of assets, net	32	—	—	3	29
Impairment charges	—	—	—	—	—
Non-cash barter expense	411	182	144	79	6
GAAP Operating Income (Loss) for the Television Segment	$1,730	(99)	(306)	1,131	1,004

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	Twelve Months Ended	Quarters Ended
	June 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
	2018 *	2018 *	2018 *	2017	2017
Station Operating Income for the Television Segment, as defined by the Indenture	$4,808	1,065	742	2,822	179
Less expenses excluded from Station Operating Income for the Television Segment, as defined by the Indenture, but included in operating income (loss):
Depreciation and amortization	2,141	504	537	543	557
Gain on the disposal of assets, net	(3,356)	(38)	—	(3,318)	—
Impairment charges	483	483	—	—	—
Non-cash barter income	(110)	(21)	(7)	(76)	(6)
Other	(1)	—	—	—	(1)
GAAP Operating Income (Loss) for the Television Segment	$5,651	137	212	5,673	(371)

As of June 30, 2019
Secured Leverage Ratio, as defined by the Indenture	5.9

* Certain amounts in the prior periods, which consist mostly of severance pay and station relocation costs, have been reclassified from engineering, programming, selling, general and administrative, and corporate expenses to recapitalization costs to conform to the current period’s financial presentation. These changes had no effect on the Company’s results of operations or financial position.

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Unaudited Segment Data

We have two reportable segments: radio and television.  The following summary table presents separate financial data for each of our operating segments:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(In thousands)		(In thousands)
Net revenue:
Radio	$32,992	$31,279	$67,071	$60,530
Television	3,939	3,501	7,215	8,156
Consolidated	$36,931	$34,780	$74,286	$68,686
Engineering and programming expenses*:
Radio	$5,201	$5,332	$10,682	$10,713
Television	1,855	1,162	3,405	2,344
Consolidated	$7,056	$6,494	$14,087	$13,057
Selling, general and administrative expenses*:
Radio	$13,177	$11,911	$30,843	$24,037
Television	1,733	1,253	3,321	3,977
Consolidated	$14,910	$13,164	$34,164	$28,014
Corporate expenses*:	$2,798	$3,245	$5,549	$6,043
Depreciation and amortization:
Radio	$398	$409	$774	$836
Television	450	504	894	1,041
Corporate	51	58	104	119
Consolidated	$899	$971	$1,772	$1,996
Recapitalization costs*:
Radio	$—	$—	$—	$—
Television	—	—	—	—
Corporate	1,444	1,360	3,374	2,442
Consolidated	$1,444	$1,360	$3,374	$2,442
Executive severance expenses:
Radio	$—	$—	$—	$—
Television	—	—	—	—
Corporate	1,844	—	1,844	—
Consolidated	$1,844	$—	$1,844	$—
Impairment charges:
Radio	$—	$—	$—	$—
Television	—	483	—	483
Corporate	—	—	—	—
Consolidated	$—	$483	$—	$483
Other operating income:
Radio	$(3)	$(12)	$(56)	$(12)
Television	—	(38)	—	(38)
Corporate	—	—	—	(1)
Consolidated	$(3)	$(50)	$(56)	$(51)
Operating income (loss):
Radio	$14,219	$13,639	$24,828	$24,956
Television	(99)	137	(405)	349
Corporate	(6,137)	(4,663)	(10,871)	(8,603)
Consolidated	$7,983	$9,113	$13,552	$16,702

* Certain amounts in the prior periods, which consist mostly of severance pay and station relocation costs, have been reclassified from engineering, programming, selling, general and administrative, and corporate expenses to recapitalization costs to conform to the current period’s financial presentation. These changes had no effect on the Company’s results of operations or financial position.